UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2013

Maxygen, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-28401	77-0449487
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Borel Avenue, Suite 616

San Mateo, CA 94402

(Address of Principal Executive Offices)

(650) 241-2292

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 30, 2013, the Board of Directors (the “Board”) of Maxygen, Inc. (the “Company”) approved the dissolution and liquidation of the Company (the “Dissolution”) pursuant to a Plan of Complete Liquidation and Dissolution (the “Plan of Dissolution”), subject to stockholder approval.

Resignation of CEO & CFO

In connection with the approval of the Dissolution by the Board, on May 30, 2013, James R. Sulat notified the Board of his intention to resign as the Company’s Chief Executive Officer, Chief Financial Officer and as a member of the Board, with such resignation to take effect on June 30, 2013. In connection with his resignation, the Compensation Committee of the Board approved the payments and benefits set forth under the change of control agreement previously entered into between Mr. Sulat and the Company. Accordingly, upon the effective date of his resignation and subject to his execution of a release of claims, Mr. Sulat will be entitled to receive (i) a lump sum payment equal to his current base salary of $578,100; (ii) the payment of his target bonus amount for 2013, equal to $289,050; (iii) the acceleration of all of his outstanding and unvested equity awards; and (iv) the continuation of his health benefits for up to 12 months. Mr. Sulat also will enter into a consulting agreement with the Company to provide for his continued consulting services to the Company after his resignation. The consulting agreement will provide for an hourly consulting fee of $300 for services provided to the Company at the Company’s request. The consulting agreement will have a term of one year and be terminable earlier by the Company upon prior written notice.

Appointment of New CEO and CFO

In connection with the resignation of Mr. Sulat, the Board appointed Mr. Isaac Stein to serve as Chief Executive Officer and Chief Financial Officer of the Company, effective as of July 1, 2013. Mr. Stein will continue to serve as Executive Chairman of the Board and will receive no additional compensation for his services as Chief Executive Officer and Chief Financial Officer. Effective September 22, 2009, Mr. Stein no longer receives additional compensation for his service as a director.

Isaac Stein, age 66, has served as the Company’s Chairman of the Board of Directors since June 1998 and as Executive Chairman of the Board of Directors since September 2009, and has been a director since May 1996. Mr. Stein also has been appointed to serve as the Company’s Chief Executive Officer and Chief Financial Officer, effective as of July 1, 2013. Since November 1982, Mr. Stein has been President of Waverley Associates, Inc. (“Waverley”), a private investment firm. He is a member of and the emeritus Chairman of the Board of Trustees of Stanford University and is a director of American Balanced Fund, Inc., International Growth and Income Fund, Inc. and The Income Fund of America, Inc. (all affiliated with the Capital Group Companies), and Alexza Pharmaceuticals, Inc. He is also a director of the James Irvine Foundation. Mr. Stein received an M.B.A. and J.D. from Stanford University and a B.A. in mathematical economics from Colgate University.

On April 1, 2006, the Company entered into a consulting agreement with Waverley for which Mr. Stein is the president and sole stockholder. The consulting agreement provides for consulting fees payable to Waverley of $50,000 per month and a two-year notice period for termination of the agreement by either party. In addition, pursuant to the terms of the agreement, the Company previously granted Mr. Stein an option to purchase 250,000 shares of the Company’s common stock. The option has an exercise price of $8.29 per share and became fully vested and exercisable in May 2007. The option was granted under and is subject to the terms of the Company’s 1997 Stock Option Plan and a related stock option agreement. The Company’s consulting agreement with Waverley will remain in effect following Mr. Stein’s appointment as the Company’s Chief Executive Officer and Chief Financial Officer until such time as it may be terminated in accordance with its terms. The Company currently expects to provide Waverley with notice regarding the termination of this agreement on December 31, 2013, with termination effective as of December 31, 2015 (two years after notice of termination). Waverley will continue to provide consulting services to the Company and the Company will continue to pay consulting fees to Waverley in accordance with the consulting agreement until the effective date of such termination. The Company paid Waverley a total of $600,000 in consulting fees during 2012 and will continue to pay Waverley consulting fees at the current monthly rate for the remaining term of the consulting agreement. In addition, the Company previously paid a portion of insurance premiums for medical, dental and vision coverage for the benefit of Mr. Stein under the Company’s group policies. The Company paid a total of $50,496 in respect of these insurance premiums during 2012. Mr. Stein no longer participates in the Company’s group policies.

Retention Bonus for John Borkholder

In connection with the approval of the Dissolution by the Board, the Compensation Committee of the Board also approved the payment of retention bonuses to certain of the Company’s remaining employees, including John Borkholder, the Company’s General Counsel & Secretary. Accordingly, contingent upon stockholder approval of the Dissolution pursuant to the Plan of Dissolution, and subject to his continued employment through such date, Mr. Borkholder will receive a cash retention bonus of $120,000. Mr. Borkholder will remain eligible for the payments and benefits set forth under the change of control agreement previously entered into between Mr. Borkholder and the Company in connection with any termination of his employment without “cause” following a “change of control” (as each such term is defined in the change of control agreement).

Item 8.01 Other Events

On May 30, 2013, the Board approved the Dissolution pursuant to the Plan of Dissolution, subject to stockholder approval. The Company intends to seek approval of the Dissolution at its annual meeting of stockholders pursuant to the Plan of Dissolution and will file proxy materials with the Securities and Exchange Commission as soon as practicable. A copy of the Plan of Dissolution is filed herewith as Exhibit 2.1 and incorporated herein by reference.

A copy of the press release issued by the Company on June 3, 2013 announcing the Board’s approval of the Dissolution is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

2.1	Plan of Complete Liquidation and Dissolution of Maxygen, Inc.

99.1	Press Release dated June 3, 2013, titled “Maxygen Announces Board Decision to Dissolve the Company.”

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed Plan of Dissolution, the Company intends to file with the SEC a proxy statement and other relevant materials. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PLAN OF DISSOLUTION. Stockholders may obtain a free copy of the proxy statement and the other relevant materials (when they become available), and any other documents filed by the Company with the SEC at the investor relations section of Maxygen’s website at http://www.maxygen.com, or from the SEC’s website at http://www.sec.gov, or by directing a written request to: Maxygen, Inc., Attn: Secretary, 411 Borel Avenue, Suite 616, San Mateo, California 94402, or by contacting Maxygen, Inc. at (650) 241-2292. These materials also will be available at http://www.proxyvote.com in a manner that does not infringe upon the anonymity of the person accessing such website.

Participants in the Solicitation

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from its stockholders with respect to the proposed Plan of Dissolution. Information regarding their direct or indirect interests, by security holdings or otherwise, in the solicitation will be included in the proxy statement filed by the Company with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXYGEN, INC.
(Registrant)

Date: June 3, 2013

/s/ James R. Sulat
(Signature)
Name: James R. Sulat
Title: Chief Executive Officer & Chief Financial Officer

Exhibit Index

2.1	Plan of Complete Liquidation and Dissolution of Maxygen, Inc.

99.1	Press Release dated June 3, 2013, titled “Maxygen Announces Board Decision to Dissolve the Company.”